Exhibit 99.1

Medidata Solutions Reports Record First Quarter 2011 Results

Application services revenue up 12%

GAAP diluted EPS up 63%

Cash flows from operations up 490% to $5.8 million

19 new customer wins

Confirms full year and provides second quarter 2011 guidance

NEW YORK--(BUSINESS WIRE)--May 10, 2011--Medidata Solutions (NASDAQ: MDSO), a leading global provider of SaaS-based clinical technology solutions that enhance the efficiency of clinical development, today announced its financial results for the first quarter 2011, as well as provided financial guidance for the second quarter and full year 2011.

“Our sales and product momentum position us as the leading independent provider of solutions that improve decision effectiveness, lower overall cost and improve time to market in new drug development. We are executing well, while our focus on innovation is allowing us to grow our total addressable market,” said Tarek Sherif, chairman and chief executive officer of Medidata. “The core of our business is healthy and growing, and we are very excited about the opportunities that lie before us, particularly given the favorable competitive environment. Medidata’s product strategy is being fully embraced by our customers. Our reputation for integrity, high-quality service and products, and our single-minded focus on making our customers successful is driving continued market share gains for our company.”

Business Highlights

  Medidata reported healthy growth in revenues and profitability in the first quarter of 2011, driven by solid execution and robust business development. Sales were particularly strong to middle market biopharmaceutical, medical device and diagnostic customers. Rave, Medidata’s EDC/CDMS platform, represented the majority of the growth, pointing to the continued health of our core market.
  Nineteen companies became new customers in the first quarter of 2011. Strong sales through our contract research organization (CRO) and direct channels contributed to Medidata’s sales momentum. This increase represents the seventh consecutive quarter of double-digit customer growth. New customers this quarter include: biopharmaceutical companies InterMune Pharmaceuticals, Inc., Relypsa, Inc. and Zalicus Inc.; device and diagnostic companies ABIOMED, Inc., Arteriocyte, Inc., Cook Medical Inc. and Siemens Medical Solutions; and academic research centers Brown University Oncology Group and Chiba University, Japan. Three entities of current parent customers, including two top 25 biopharmaceutical companies, contracted with Medidata. Fourteen existing customers extended their relationship with Medidata, either renewing and/or contracting for new products.
  Over the past 15 months, Medidata has significantly grown its potential market through innovation and new product introductions. The expanding portfolio of products is gaining traction, as highlighted by GlaxoSmithKline’s enterprise commitment to the protocol development tool Medidata Designer®. Building an optimal protocol with the use of Medidata Designer brings efficiencies throughout a trial’s life. This is a good example of how Medidata’s platform is designed to optimize clinical trials from concept to conclusion. At this point, approximately 25% of Medidata’s 232 customers contract for multiple products, and the company expects this percentage to increase.
  Medidata released two new products during the first quarter, continuing the roll-out of solutions that enhance the productivity and decision effectiveness of our customers’ drug development efforts. Medidata Insights™ is a business analytics solution that enhances decision making through advanced reporting and benchmarked metrics, without the need for time-consuming and expensive implementations. Medidata Grants Manager Contracting™ is a centralized and scalable solution to efficiently manage site budgets and negotiations.
  A new CRO partner headquartered in the U.K. brings the number of Medidata ASPire to Win® partners to 32. In addition, four partners reached higher accreditation levels, increasing their investment in training on Medidata products to better serve customers with Rave-related services.
  With the addition of Clinverse during the first quarter, the Medidata Technology Partner Program now includes 13 companies. Clinverse’s products include SaaS-based financial management and payment solutions critical for more efficiently running clinical trials. The Technology Partner Program expands the ability of customers to integrate additional applications with Medidata offerings. Currently, 96 organizations participate in Medidata Developer Central, an online developer community dedicated to users of the Rave Web Services API that provides an array of resources to support integration efforts.

Financial Highlights

Net revenues for the first quarter of 2011 were $40.8 million, an increase of $3.1 million, or 8%, compared with $37.6 million in the first quarter of 2010. The increase in revenues was due to a $3.7 million, or 12%, increase in revenues from application services, partially offset by a decline in revenues from professional services, which continues to represent a smaller portion of the company’s total revenue. Approximately $0.5 million of revenue that was expected in the first quarter is now expected to be recognized in the second quarter, which is reflected in the company’s second quarter guidance.

Gross margins in the first quarter of 2011 were 68%, an increase of approximately 2 percentage points over gross margins of 66% a year ago.

Non-GAAP operating income* for the first quarter of 2011 increased 8% to $7.2 million, compared with $6.7 million a year ago. GAAP operating income for the quarter increased 18% to $3.5 million, compared with $2.9 million a year ago.

Non-GAAP net income for the first quarter of 2011 increased to $5.3 million, or $0.21 per diluted share, compared with $3.4 million, or $0.14 per diluted share, in the first quarter of 2010. GAAP net income for the first quarter of 2011 increased to $3.2 million, or $0.13 per diluted share, compared with $1.9 million, or $0.08 per diluted share, in the first quarter of 2010.

Cash flow from operations for the first quarter increased to $5.8 million, due to the company’s improving profitability and changes in working capital.

Financial Outlook

For the full year 2011, the company confirms its previous guidance of expected revenues between $180 and $188 million. Non-GAAP operating income is expected to be between $43 and $47 million. Based on current estimates, this would equate to GAAP operating income between $26 and $30 million. Non-GAAP net income is expected to be between $35 and $39 million. Based on current estimates, this would equate to GAAP net income between $25 and $29 million. Cash flow from operations is expected to be over $40 million.

Total remaining backlog for 2011 was $104 million at the end of the first quarter. Remaining year backlog represents the amount of contractual revenue already booked, which is expected to be recognized during the remainder of the year. The difference between the backlog and balance of revenue guidance for the remainder of the year includes renewals of large agreements and new product traction, as well as additional business from new and existing customers.

For the second quarter of 2011, the company expects revenues to be between $44.5 and $45.5 million. This includes $0.5 million of revenue that was expected to be recognized in the first quarter. The company expects non-GAAP operating income to be between $10.5 and $11.5 million. Based on current estimates this would equate to GAAP operating income of $6.0 and $7.0 million. Non-GAAP net income is expected to be between $8.0 and $9.0 million. Based on current estimates, this would equate to GAAP net income of between $5.5 and $6.5 million.

While changes in the stock price could change the fully diluted share count, the company is assuming 25.0 and 25.1 million fully diluted shares in the second quarter and full year, respectively.

Bruce Dalziel, chief financial officer and executive vice president, compliance, noted, “We have established a steady and consistent track record of gross margin expansion, high renewal rates and overall profitable growth. As reflected in our first quarter results, 2011 is expected to be a good year in terms of profitability and operating cash flow growth.”

Conference Call

The company plans to host its investor conference call today at 5:00 p.m. Eastern Time to discuss its financial results for the first quarter and its outlook for the second quarter and full year 2011. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. A replay of the conference call can be accessed until Tuesday, May 24, 2011 by dialing 800-642-1687 domestically or 706-645-9291 internationally, with the passcode 62194054. An archive of the call will also be hosted on the “Investor” section of Medidata’s web site, http://investor.mdsol.com, for a limited period of time.

About Medidata Solutions Worldwide

Medidata Solutions is a leading global provider of SaaS clinical development solutions that enhance the efficiency of customers’ clinical trials. Medidata’s advanced solutions lower the total cost of clinical development by optimizing clinical trials from concept to conclusion: from protocol development (Medidata Designer®), trial planning and management (Medidata Grants Manager®, Medidata CRO Contractor®), clinical portal (iMedidata™), randomization and trial supply management (Medidata Balance™), monitoring (Medidata Rave Monitor, Medidata Rave Targeted SDV), safety events capture (Medidata Rave Safety Gateway), clinical data capture and management (Medidata Rave®) to advanced reporting and analytics (Medidata Insights™). Our diverse life science customer base spans biopharmaceutical companies, medical device and diagnostic companies, academic and government institutions, CROs and other research organizations, and includes more than 20 of the top 25 global pharmaceutical companies as well as organizations of all sizes developing life-enhancing medical treatments and diagnostics.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our Web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the company, see disclosures contained in Medidata's public filings with the Securities and Exchange Commission including, the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2010. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

*Non-GAAP Financial Information

Medidata provides Non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of purchased intangible assets and acquisition-related charges and stock-based compensation expense. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions and stock-based compensation expense. Management uses these Non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation and amortization and non-cash, share-based compensation charges and management believes, based on discussions with investors, that these Non-GAAP measures enhance investor’s ability to assess Medidata’s historical and project future financial performance. While management believes these Non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of Non-GAAP financial measures. One limitation of Non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the Non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these Non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

MEDIDATA SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010

Revenues
Application services	$33,405	$29,730
Professional services	7,352	7,912
Total revenues	40,757	37,642

Cost of revenues
Application services	7,142	6,067
Professional services	5,946	6,509
Total cost of revenues	13,088	12,576

Gross profit	27,669	25,066

Operating costs and expenses:
Research and development	7,162	6,334
Sales and marketing	7,947	7,493
General and administrative	9,086	8,295

Total operating costs and expenses	24,195	22,122

Operating income	3,474	2,944

Interest and other income (expense):
Interest expense	(36)	(80)
Interest income	88	93
Other income (expense), net	28	(31)

Total interest and other income (expense), net	80	(18)

Income before income taxes	3,554	2,926

Provision for income taxes	368	1,062

Net income	$3,186	$1,864

Earnings per share:
Basic	$0.14	$0.08
Diluted	$0.13	$0.08

Weighted average common shares outstanding:
Basic	23,411	22,732
Diluted	24,799	23,640

MEDIDATA SOLUTIONS, INC.

Reconciliation of GAAP Operating Income and GAAP Net Income to
Non-GAAP Operating Income and Non-GAAP Net Income
(unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010

Operating income:
GAAP operating income	$3,474	$2,944
GAAP operating margins	8.5%	7.9%

Depreciation and amortization	2,022	2,593
Stock-based compensation	1,740	1,150

Non-GAAP operating income	$7,236	$6,687
Non-GAAP operating margins	17.8%	17.8%

Net income:
GAAP net income	$3,186	$1,864

Stock-based compensation	1,740	1,150
Amortization	361	365

Non-GAAP net income	$5,287	$3,379

GAAP basic earnings per share	$0.14	$0.08
GAAP diluted earnings per share	$0.13	$0.08

Non-GAAP basic earnings per share	$0.23	$0.15
Non-GAAP diluted earnings per share	$0.21	$0.14

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income and net income per share applicable to common stockholders for the three months ended March 31, 2011. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions and stock-based compensation expense. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions and stock-based compensation expense.

MEDIDATA SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Amounts in thousands, except per share data)

	March 31,	December 31,
	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$36,519	$16,025
Marketable securities	54,552	69,473
Accounts receivable, net of allowance for doubtful accounts of $398 and $308, respectively	29,682	34,268
Prepaid commission expense	2,396	3,087
Prepaid expenses and other current assets	5,126	6,297
Deferred income taxes	3,728	3,731

Total current assets	132,003	132,881

Restricted cash	532	532
Furniture, fixtures and equipment, net	10,240	10,993
Goodwill	9,799	9,799
Intangible assets, net	2,584	2,945
Other assets	2,950	795

Total assets	$158,108	$157,945

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,360	$2,797
Accrued payroll and other compensation	4,574	11,520
Accrued expenses and other	4,380	4,058
Deferred revenue	65,059	63,228
Capital lease obligations	474	712

Total current liabilities	77,847	82,315

Noncurrent liabilities:
Deferred revenue, less current portion	19,409	20,540
Deferred tax liabilities	3,428	3,418
Capital lease obligations, less current portion	24	68
Other long-term liabilities	449	478

Total noncurrent liabilities	23,310	24,504

Total liabilities	101,157	106,819

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding
	-	-
Common stock, par value $0.01 per share; 100,000 shares authorized, 24,249 and 24,141 shares issued; 24,196 and 24,089 shares outstanding, respectively
	243	241
Additional paid-in capital	124,577	122,015
Treasury stock, 53 and 52 shares, respectively	(474)	(474)
Accumulated other comprehensive loss	(42)	(117)
Accumulated deficit	(67,353)	(70,539)

Total stockholders’ equity	56,951	51,126

Total liabilities and stockholders' equity	$158,108	$157,945

MEDIDATA SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)
	Three Months Ended
	March 31,
	2011	2010

Cash flows from operating activities:
Net income	$3,186	$1,864
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,022	2,593
Stock-based compensation	1,740	1,150
Amortization of discounts or premiums on marketable securities	245	267
Deferred income taxes	14	15
Amortization of debt issuance costs	15	13
Changes in operating assets and liabilities:
Accounts receivable	4,586	234
Prepaid commission expense	(23)	(27)
Prepaid expenses and other current assets	162	56
Other assets	(446)	11
Accounts payable	68	(269)
Accrued payroll and other compensation	(6,946)	(5,756)
Accrued expenses and other	466	(1,993)
Deferred revenue	700	2,860
Other long-term liabilities	(29)	(41)

Net cash provided by operating activities	5,760	977

Cash flows from investing activities:
Purchases of furniture, fixtures and equipment	(495)	(3,368)
Purchases of available-for-sale marketable securities	(21,909)	(17,451)
Proceeds from sale of available-for-sale marketable securities	36,567	2,250

Net cash provided by (used in) investing activities	14,163	(18,569)

Cash flows from financing activities:
Proceeds from exercise of stock options	824	522
Repayment of obligations under capital leases	(282)	(1,050)

Net cash provided by (used in) financing activities	542	(528)

Net increase (decrease) in cash and cash equivalents	20,465	(18,120)

Effect of exchange rate changes on cash and cash equivalents	29	(18)

Cash and cash equivalents — Beginning of period	16,025	39,449

Cash and cash equivalents — End of period	$36,519	$21,311

CONTACT:
Investor Contact:
Medidata Solutions
Hulus Alpay, 212-419-1025
halpay@mdsol.com
or
Media Contact:
Lois Paul & Partners
Susan McCarron, 781-782-5767
susan_mccarron@lpp.com